Exhibit 99

CACI Reports Results for Its Fiscal 2023 Second Quarter

Revenues of $1.6 billion, 11% YoY growth

Net income of $87.1 million and Diluted EPS of $3.68

Adjusted net income of $101.3 million and Adjusted diluted EPS of $4.28

RESTON, Va.--(BUSINESS WIRE)--January 25, 2023--CACI International Inc (NYSE: CACI), a leading provider of expertise and technology to government enterprise and mission customers, announced results today for its fiscal second quarter ended December 31, 2022.

John Mengucci, CACI President and Chief Executive Officer, said, “CACI delivered strong growth, profitability, and contract awards in our second quarter and first half. We are successfully executing our strategy, making the right investments, hiring and retaining top talent, winning new work, and managing the business efficiently. We remain confident in our full-year outlook and our ability to deliver value to both our customers and our shareholders.”

Second Quarter Results

	Three Months Ended
(in millions, except earnings per share and DSO)	12/31/2022	12/31/2021	% Change
Revenues	$1,649.4	$1,485.8	11.0%
Income from operations	$130.9	$124.1	5.4%
Net income	$87.1	$90.3	-3.5%
Adjusted net income, a non-GAAP measure[1]	$101.3	$103.6	-2.3%
Diluted earnings per share	$3.68	$3.83	-3.9%
Adjusted diluted earnings per share, a non-GAAP measure[1]	$4.28	$4.39	-2.5%
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure[1]	$168.4	$158.0	6.6%
Net cash provided by operating activities excluding MARPA[1]	$22.0	$128.9	-82.9%
Free cash flow, a non-GAAP measure[1]	$9.1	$117.4	-92.3%
Days sales outstanding (DSO)[2]	51	53
(1)

This non-GAAP measure should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP. For additional information regarding this non-GAAP measure, see the related explanation and reconciliation to the GAAP measure included below in this release.

(2)

The DSO calculations for three months ended December 31, 2022 and 2021 exclude the impact of the Company’s Master Accounts Receivable Purchase Agreement (MARPA), which was 8 days and 8 days, respectively.

Revenues in the second quarter of fiscal year 2023 increased 11 percent year-over-year, driven by 6 percent organic growth as well as acquisitions completed within the prior 12 months. The increase in income from operations was driven by higher revenue and gross profit. Diluted earnings per share and adjusted diluted earnings per share decreased due to higher interest expense and a higher tax rate, partially offset by higher income from operations. Net cash provided by operating activities excluding MARPA and free cash flow decreased due higher cash tax payments, including a $46 million payment related to Section 174 of the Tax Cuts and Jobs Act of 2017.

Second Quarter Contract Awards

Contract awards in the second quarter totaled $3.5 billion, with approximately 70 percent for new business to CACI. Awards exclude ceiling values of multi-award, indefinite delivery, indefinite quantity (IDIQ) contracts. Some notable awards during the quarter were:

  CACI was awarded a mission expertise contract to provide network and exploitation analysis for an Intelligence Community (IC) customer’s foreign intelligence and cybersecurity missions. CACI recognized approximately $1.5 billion in second quarter awards and backlog based on currently identified requirements.
  CACI was awarded the Defense Counterintelligence and Security Agency (DCSA) Background Investigation Fieldwork Services Contract to provide background investigation capabilities to the DCSA. The five-year, single-award, indefinite-delivery, indefinite-quantity contract is valued at $2.25 billion. CACI recognized approximately $1.2 billion in second quarter awards and backlog based on prior and expected case volumes. CACI has a long-standing partnership with the DCSA and has supported national security by performing security clearance background investigations for three previous, consecutive iterations of the contract. Under this enterprise technology contract, more than 1,000 of CACI's background investigators will conduct these initial investigations and periodic reinvestigations nationwide assisting DCSA with over two million background investigations per year.
  CACI was awarded a single-award prime contract worth up to $284 million by the National Security Agency (NSA) to provide mission expertise and systems engineering support for NSA’s Cybersecurity Directorate. Under the five-year contract, CACI will help to modernize NSA’s systems engineering practices across their extended enterprise.

Total backlog as of December 31, 2022 was $26.5 billion compared with $24.1 billion a year ago, an increase of 10 percent. Funded backlog as of December 31, 2022 was $3.2 billion compared with $3.1 billion a year ago, an increase of 3 percent.

Additional Highlights

  CACI was named to the Forbes 2022 list of America's Best Employers for Veterans. This is CACI's third consecutive year being named to the list. Approximately 38% percent of CACI's employees are veterans, military spouses, or current members of the National Guard and Reserves. The list honors the 200 companies that received the highest scores based on a survey of more than 5,000 American veterans who have served in the U.S. Armed Forces. Survey participants work either part- or full-time for companies with at least 1,000 employees. Companies are evaluated based on working conditions, diversity and inclusion, and other factors.
  CACI's Vice President of Optical and Photonics Systems, Linda Braun, Ph.D., recently won the 2022 Pinnacle Award for Space Industry Executive of the Year for a public company by WashingtonExec. Under Braun's leadership, CACI is one of the few companies that can deliver hardware solutions across low earth orbits (LEO), medium earth orbits (MEO), and geosynchronous equatorial orbits (GEO), as well as airborne and land applications.
  CACI joined the Red Hat Embedded Partner Program to deliver an enterprise scalable, Commercial Solutions for Classified (CSfC) mobility solution using CACI's Archon product line with Red Hat Enterprise Linux as a foundation to provide a sophisticated customer experience. As both a CSfC Trusted Integrator and CSfC Solution Provider, CACI's Archon offers capabilities that enable secure remote access to classified environments with turnkey onboarding and administration.
  CACI's Chairman of the Board of Directors, Michael A. Daniels, was named the 2022 Hall of Fame Honoree by the Northern Virginia Chamber of Commerce (Northern Virginia Chamber) and the Professional Services Council (PSC) during the 20th Annual Awards Gala. Daniels was selected for his extensive executive experience in the technology industry and for his leadership in advancing government contracting.
  CACI launched a partnership with the U.S. Naval Academy Foundation in honor of Dr. J.P. (Jack) London to advance and create an enduring Electromagnetic Spectrum (EMS) program designed to prepare midshipmen for evolving electronic warfare and electromagnetic threats to national security. Through this partnership, CACI will contribute its expertise as guest speakers, provide advanced EW technology/equipment, mentor capstone projects, and continue its intern program with the academy to assist in the development of USNA EMS studies.

Fiscal Year 2023 Guidance

The table below summarizes our fiscal year 2023 guidance and represents our views as of January 25, 2023. Free cash flow guidance now incorporates a previously-disclosed $95M reduction as a result of Section 174 of the Tax Cuts and Jobs Act of 2017 not being changed or repealed.

(in millions, except earnings per share)	Fiscal Year 2023
	Current Guidance	Prior Guidance
Revenues	$6,475 - $6,675	$6,475 - $6,675
Adjusted net income, a non-GAAP measure[1]	$420 - $440	$420 - $440
Adjusted diluted earnings per share, a non-GAAP measure[1]	$17.65 - $18.49	$17.65 - $18.49
Diluted weighted average shares	23.8	23.8
Free cash flow, a non-GAAP measure[2]	at least $320	at least $415
(1)

Adjusted net income and adjusted diluted earnings per share are defined as GAAP net income and GAAP diluted EPS, respectively, excluding intangible amortization expense and the related tax impact. This non-GAAP measure should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP. For additional information regarding this non-GAAP measure, see the related explanation and reconciliation to the GAAP measure included below in this release.

(2)

Free cash flow is defined as net cash provided by operating activities excluding MARPA, less payments for capital expenditures (capex). This non-GAAP measure should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP. Current fiscal year 2023 free cash flow guidance now assumes $95 million in tax payments related to Section 174 of the Tax Cuts and Jobs Act of 2017. For additional information regarding this non-GAAP measure, see the related explanation and reconciliation to the GAAP measure included below in this release.

Conference Call Information

We have scheduled a conference call for 8:00 AM Eastern Time Thursday, January 26, 2023 during which members of our senior management will be making a brief presentation focusing on second quarter results and operating trends, followed by a question-and-answer session. You can listen to the webcast and view the accompanying exhibits on CACI’s investor relations website at http://investor.caci.com/events/default.aspx at the scheduled time. A replay of the call will also be available on CACI’s investor relations website at http://investor.caci.com/.

About CACI

CACI’s approximately 22,000 talented employees are vigilant in providing the unique expertise and distinctive technology that address our customers’ greatest enterprise and mission challenges. Our culture of good character, innovation, and excellence drives our success and earns us recognition as a Fortune World's Most Admired Company. As a member of the Fortune 1000 Largest Companies, the Russell 1000 Index, and the S&P MidCap 400 Index, we consistently deliver strong shareholder value. Visit us at www.caci.com.

There are statements made herein that do not address historical facts and, therefore, could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to risk factors that could cause actual results to be materially different from anticipated results. These risk factors include, but are not limited to, the following: our reliance on U.S. government contracts, which includes general risk around the government contract procurement process (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; significant delays or reductions in appropriations for our programs and broader changes in U.S. government funding and spending patterns; legislation that amends or changes discretionary spending levels or budget priorities, such as for homeland security or to address global pandemics like COVID-19; legal, regulatory, and political change from successive presidential administrations that could result in economic uncertainty; changes in U.S. federal agencies, current agreements with other nations, foreign events, or any other events which may affect the global economy, including the impact of global pandemics like COVID-19; the results of government audits and reviews conducted by the Defense Contract Audit Agency, the Defense Contract Management Agency, or other governmental entities with cognizant oversight; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); failure to achieve contract awards in connection with re-competes for present business and/or competition for new business; regional and national economic conditions in the United States and globally, including but not limited to: terrorist activities or war, changes in interest rates, currency fluctuations, significant fluctuations in the equity markets, and market speculation regarding our continued independence; our ability to meet contractual performance obligations, including technologically complex obligations dependent on factors not wholly within our control; limited access to certain facilities required for us to perform our work, including during a global pandemic like COVID-19; changes in tax law, the interpretation of associated rules and regulations, or any other events impacting our effective tax rate; changes in technology; the potential impact of the announcement or consummation of a proposed transaction and our ability to successfully integrate the operations of our recent and any future acquisitions; our ability to achieve the objectives of near term or long-term business plans; the effects of health epidemics, pandemics and similar outbreaks may have material adverse effects on our business, financial position, results of operations and/or cash flows; and other risks described in our Securities and Exchange Commission filings.

CACI International Inc
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	12/31/2022	12/31/2021	% Change	12/31/2022	12/31/2021	% Change
Revenues	$1,649,416	$1,485,778	11.0%	$3,255,175	$2,976,676	9.4%
Costs of revenues:
Direct costs	1,094,314	974,018	12.4%	2,150,086	1,948,189	10.4%
Indirect costs and selling expenses	388,303	354,977	9.4%	770,384	712,083	8.2%
Depreciation and amortization	35,932	32,676	10.0%	71,035	65,268	8.8%
Total costs of revenues:	1,518,549	1,361,671	11.5%	2,991,505	2,725,540	9.8%
Income from operations	130,867	124,107	5.4%	263,670	251,136	5.0%
Interest expense and other, net	19,942	11,009	81.1%	36,135	21,407	68.8%
Income before income taxes	110,925	113,098	-1.9%	227,535	229,729	-1.0%
Income taxes	23,824	22,799	4.5%	51,309	51,321	0.0%
Net income	$87,101	$90,299	-3.5%	$176,226	$178,408	-1.2%

Basic earnings per share	$3.71	$3.86	-3.9%	$7.51	$7.60	-1.2%
Diluted earnings per share	$3.68	$3.83	-3.9%	$7.44	$7.52	-1.1%

Weighted average shares used in per share computations:
Basic	23,506	23,399	0.5%	23,463	23,480	-0.1%
Diluted	23,676	23,598	0.3%	23,677	23,722	-0.2%

CACI International Inc
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	12/31/2022	6/30/2022
ASSETS
Current assets:
Cash and cash equivalents	$114,738	$114,804
Accounts receivable, net	868,629	926,144
Prepaid expenses and other current assets	191,811	168,690
Total current assets	1,175,178	1,209,638

Goodwill	4,063,834	4,058,291
Intangible assets, net	543,058	581,385
Property, plant and equipment, net	195,567	205,622
Operating lease right-of-use assets	301,012	317,359
Supplemental retirement savings plan assets	95,752	96,114
Accounts receivable, long-term	11,843	10,199
Other long-term assets	168,305	150,823
Total assets	$6,554,549	$6,629,431

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$30,625	$30,625
Accounts payable	270,768	303,443
Accrued compensation and benefits	345,779	405,722
Other accrued expenses and current liabilities	334,476	287,571
Total current liabilities	981,648	1,027,361

Long-term debt, net of current portion	1,534,961	1,702,148
Supplemental retirement savings plan obligations, net of current portion	103,512	102,127
Deferred income taxes	273,626	356,841
Operating lease liabilities, noncurrent	296,637	315,315
Other long-term liabilities	113,919	72,096
Total liabilities	3,304,303	3,575,888

Total shareholders' equity	3,250,246	3,053,543
Total liabilities and shareholders' equity	$6,554,549	$6,629,431

CACI International Inc
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended
	12/31/2022	12/31/2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$176,226	$178,408
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	71,035	65,268
Amortization of deferred financing costs	1,126	1,147
Loss on extinguishment of debt	-	891
Non-cash lease expense	34,909	33,943
Stock-based compensation expense	20,196	14,698
Deferred income taxes	(48,320)	(1,962)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable, net	55,518	72,650
Prepaid expenses and other assets	(30,322)	(24,701)
Accounts payable and other accrued expenses	28,157	39,535
Accrued compensation and benefits	(59,917)	(89,752)
Income taxes payable and receivable	(5,110)	46,402
Operating lease liabilities	(40,050)	(34,169)
Long-term liabilities	3,642	6,407
Net cash provided by operating activities	207,090	308,765

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(25,670)	(21,632)
Acquisitions of businesses, net of cash acquired	-	(609,356)
Other	-	923
Net cash used in investing activities	(25,670)	(630,065)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings under bank credit facilities	1,101,500	1,735,095
Principal payments made under bank credit facilities	(1,269,813)	(1,356,230)
Payment of financing costs under bank credit facilities	-	(6,286)
Proceeds from employee stock purchase plans	5,288	5,221
Repurchases of common stock	(5,286)	(4,995)
Payment of taxes for equity transactions	(13,269)	(13,956)
Net cash (used in) provided by financing activities	(181,580)	358,849
Effect of exchange rate changes on cash and cash equivalents	94	(1,477)
Net change in cash and cash equivalents	(66)	36,072
Cash and cash equivalents, beginning of period	114,804	88,031
Cash and cash equivalents, end of period	$114,738	$124,103

Revenues by Customer Group (Unaudited)

	Three Months Ended
(in thousands)	12/31/2022		12/31/2021		$ Change	% Change
Department of Defense	$1,160,060	70.4%	$1,037,014	69.8%	$123,046	11.9%
Federal Civilian Agencies	399,768	24.2%	371,897	25.0%	27,871	7.5%
Commercial and other	89,588	5.4%	76,867	5.2%	12,721	16.5%
Total	$1,649,416	100.0%	$1,485,778	100.0%	$163,638	11.0%

	Six Months Ended
(in thousands)	12/31/2022		12/31/2021		$ Change	% Change
Department of Defense	$2,255,380	69.3%	$2,037,141	68.4%	$218,239	10.7%
Federal Civilian Agencies	823,855	25.3%	785,561	26.4%	38,294	4.9%
Commercial and other	175,940	5.4%	153,974	5.2%	21,966	14.3%
Total	$3,255,175	100.0%	$2,976,676	100.0%	$278,499	9.4%

Revenues by Contract Type (Unaudited)

	Three Months Ended
(in thousands)	12/31/2022		12/31/2021		$ Change	% Change
Cost-plus-fee	$953,344	57.8%	$889,358	59.8%	$63,986	7.2%
Fixed price	509,356	30.9%	433,290	29.2%	76,066	17.6%
Time and materials	186,716	11.3%	163,130	11.0%	23,586	14.5%
Total	$1,649,416	100.0%	$1,485,778	100.0%	$163,638	11.0%

	Six Months Ended
(in thousands)	12/31/2022		12/31/2021		$ Change	% Change
Cost-plus-fee	$1,888,090	58.1%	$1,783,071	59.9%	$105,019	5.9%
Fixed price	991,129	30.4%	840,995	28.3%	150,134	17.9%
Time and materials	375,956	11.5%	352,610	11.8%	23,346	6.6%
Total	$3,255,175	100.0%	$2,976,676	100.0%	$278,499	9.4%

Revenues by Prime or Subcontractor (Unaudited)

	Three Months Ended
(in thousands)	12/31/2022		12/31/2021		$ Change	% Change
Prime	$1,460,839	88.6%	$1,335,846	89.9%	$124,993	9.4%
Subcontractor	188,577	11.4%	149,932	10.1%	38,645	25.8%
Total	$1,649,416	100.0%	$1,485,778	100.0%	$163,638	11.0%

	Six Months Ended
(in thousands)	12/31/2022		12/31/2021		$ Change	% Change
Prime	$2,911,149	89.4%	$2,677,405	89.9%	$233,744	8.7%
Subcontractor	344,026	10.6%	299,271	10.1%	44,755	15.0%
Total	$3,255,175	100.0%	$2,976,676	100.0%	$278,499	9.4%

Revenues by Expertise or Technology (Unaudited)

	Three Months Ended
(in thousands)	12/31/2022		12/31/2021		$ Change	% Change
Expertise	$741,620	45.0%	$686,309	46.2%	$55,311	8.1%
Technology	907,796	55.0%	799,469	53.8%	108,327	13.5%
Total	$1,649,416	100.0%	$1,485,778	100.0%	$163,638	11.0%

	Six Months Ended
(in thousands)	12/31/2022		12/31/2021		$ Change	% Change
Expertise	$1,475,823	45.3%	$1,389,355	46.7%	$86,468	6.2%
Technology	1,779,352	54.7%	1,587,321	53.3%	192,031	12.1%
Total	$3,255,175	100.0%	$2,976,676	100.0%	$278,499	9.4%
Contract Awards (Unaudited)

	Three Months Ended
(in thousands)	12/31/2022	12/31/2021	$ Change	% Change
Contract Awards	$3,488,834	$1,952,672	$1,536,162	78.7%

	Six Months Ended
(in thousands)	12/31/2022	12/31/2021	$ Change	% Change
Contract Awards	$6,734,457	$4,340,641	$2,393,816	55.1%

Reconciliation of Net Income to Adjusted Net Income and Diluted EPS to Adjusted Diluted EPS (Unaudited)

Adjusted net income and Adjusted diluted EPS are non-GAAP performance measures. We define Adjusted net income and Adjusted diluted EPS as GAAP net income and GAAP diluted EPS, respectively, excluding intangible amortization expense and the related tax impact as we do not consider intangible amortization expense to be indicative of our core operating performance. We believe that these performance measures provide management and investors with useful information in assessing trends in our ongoing operating performance, provide greater visibility in understanding the long-term financial performance of the Company, and allow investors to more easily compare our results to results of our peers. These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

(in thousands, except per share data)	Three Months Ended			Six Months Ended
	12/31/2022	12/31/2021	% Change	12/31/2022	12/31/2021	% Change
Net income, as reported	$87,101	$90,299	-3.5%	$176,226	$178,408	-1.2%
Intangible amortization expense	19,109	18,054	5.8%	38,223	35,647	7.2%
Tax effect of intangible amortization[1]	(4,949)	(4,747)	4.3%	(9,899)	(9,373)	5.6%
Adjusted net income	$101,261	$103,606	-2.3%	$204,550	$204,682	-0.1%

	Three Months Ended			Six Months Ended
	12/31/2022	12/31/2021	% Change	12/31/2022	12/31/2021	% Change
Diluted EPS, as reported	$3.68	$3.83	-3.9%	$7.44	$7.52	-1.1%
Intangible amortization expense	0.81	0.77	5.2%	1.61	1.50	7.3%
Tax effect of intangible amortization[1]	(0.21)	(0.21)	0.0%	(0.41)	(0.39)	5.1%
Adjusted diluted EPS	$4.28	$4.39	-2.5%	$8.64	$8.63	0.1%

(in millions, except per share data)				FY23 Guidance Range
				Low End		High End
Net income, as reported				$364	---	$384
Intangible amortization expense				75	---	75
Tax effect of intangible amortization[1]				(19)	---	(19)
Adjusted net income				$420	---	$440

				FY23 Guidance Range
				Low End		High End
Diluted EPS, as reported				$15.29	---	$16.13
Intangible amortization expense				3.15	---	3.15
Tax effect of intangible amortization[1]				(0.80)	---	(0.80)
Adjusted diluted EPS				$17.65	---	$18.49

(1) Calculation uses an assumed full year statutory tax rate of 25.9% and 26.3% on non-GAAP tax deductible adjustments for December 31, 2022 and 2021, respectively.
Note: Numbers may not sum due to rounding.

Reconciliation of Net Income to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (Unaudited)

The Company views Adjusted EBITDA and Adjusted EBITDA margin, both of which are defined as non-GAAP measures, as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. Adjusted EBITDA is a commonly used non-GAAP measure when comparing our results with those of other companies. We define Adjusted EBITDA as GAAP net income plus net interest expense, income taxes, depreciation and amortization expense (including depreciation within direct costs), and earnout adjustments. We consider Adjusted EBITDA to be a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business on a consistent basis across reporting periods, as it eliminates the effect of non-cash items such as depreciation of tangible assets, amortization of intangible assets primarily recognized in business combinations, as well as the effect of earnout gains and losses, which we do not believe are indicative of our core operating performance. Adjusted EBITDA margin is Adjusted EBITDA divided by revenue. These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Three Months Ended			Six Months Ended
(in thousands)	12/31/2022	12/31/2021	% Change	12/31/2022	12/31/2021	% Change
Net income	$87,101	$90,299	-3.5%	$176,226	$178,408	-1.2%
Plus:
Income taxes	23,824	22,799	4.5%	51,309	51,321	0.0%
Interest income and expense, net	19,942	11,009	81.1%	36,135	21,407	68.8%
Depreciation and amortization expense, including amounts within direct costs	37,582	33,918	10.8%	74,813	67,829	10.3%
Adjusted EBITDA	$168,449	$158,025	6.6%	$338,483	$318,965	6.1%

	Three Months Ended			Six Months Ended
(in thousands)	12/31/2022	12/31/2021	% Change	12/31/2022	12/31/2021	% Change
Revenues, as reported	$1,649,416	$1,485,778	11.0%	$3,255,175	$2,976,676	9.4%
Adjusted EBITDA	168,449	158,025	6.6%	338,483	318,965	6.1%
Adjusted EBITDA margin	10.2%	10.6%		10.4%	10.7%

Reconciliation of Net Cash Provided by Operating Activities to Net Cash Provided by Operating Activities Excluding MARPA and to Free Cash Flow
(Unaudited)

The Company defines Net cash provided by operating activities excluding MARPA, a non-GAAP measure, as net cash provided by operating activities calculated in accordance with GAAP, adjusted to exclude cash flows from CACI’s Master Accounts Receivable Purchase Agreement (MARPA) for the sale of certain designated eligible U.S. government receivables up to a maximum amount of $200.0 million. Free cash flow is a non-GAAP liquidity measure and may not be comparable to similarly titled measures used by other companies. The Company defines Free cash flow as Net cash provided by operating activities excluding MARPA, less payments for capital expenditures. The Company uses these non-GAAP measures to assess our ability to generate cash from our business operations and plan for future operating and capital actions. We believe these measures allow investors to more easily compare current period results to prior period results and to results of our peers. Free cash flow does not represent residual cash flows available for discretionary purposes and should not be used as a substitute for cash flow measures prepared in accordance with GAAP.

	Three Months Ended		Six Months Ended
(in thousands)	12/31/2022	12/31/2021	12/31/2022	12/31/2021
Net cash provided by operating activities	$62,247	$122,812	$207,090	$308,765
Cash used in (provided by) MARPA	(40,273)	6,038	(42,177)	(5,451)
Net cash provided by operating activities excluding MARPA	21,974	128,850	164,913	303,314
Capital expenditures	(12,899)	(11,429)	(25,670)	(21,632)
Free cash flow	$9,075	$117,421	$139,243	$281,682

			FY23 Guidance
(in millions)			Current	Prior
Net cash provided by operating activities			$400	$495
Cash used in (provided by) MARPA			-	-
Net cash provided by operating activities excluding MARPA			400	495
Capital expenditures			(80)	(80)
Free cash flow			$320	$415

Contacts

Corporate Communications and Media:
Lorraine Corcoran, Executive Vice President, Corporate Communications
(703) 434-4165, lorraine.corcoran@caci.com

Investor Relations:
Daniel Leckburg, Senior Vice President, Investor Relations
(703) 841-7666, dleckburg@caci.com